UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      August 18, 2006

Commission File Number 333-26999

ANVIL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3801705
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

228 East 45th Street
New York, New York
(Address of principal	10017	(212) 476-0300
executive offices)	(Zip Code)	Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Anvil Holdings, Inc.

Form 8-K

Item 8.01 Other Events.

Anvil Holdings, Inc. and certain of its United States Subsidiaries, including Anvil Knitwear, Inc. and Spectratex, Inc. f/k/a Cottontops, Inc. (collectively the “Company” or “Anvil”), a leading designer, manufacturer, and marketer of activewear for men, women and children, announced today that it has reached an agreement in principle with  an ad hoc committee (the “Committee”) representing the holders of the Company’s 10.875% Senior Notes (the “Notes”) on the terms of a capital restructuring transaction that, if completed, would effect a substantial deleveraging and strengthening of the Company’s balance sheet through a pre-negotiated chapter 11 case.  The members of the Committee collectively own or control approximately 50% of the Notes.  The terms of the proposed restructuring, which is subject to definitive documentation, are attached hereto as Exhibit A.  As noted, it is contemplated that trade creditors would be left unimpaired in the restructuring.

The Company intends to continue conducting its operations in its usual fashion, providing its typical high level of service to its customers, as it works towards implementing its restructuring plan.  The Company intends to pay its suppliers for all goods and services in the ordinary course of business, and all employees will continue to be paid according to their normal schedule.  The Company anticipates having adequate financial resources to operate normally.

Anthony Corsano, President and CEO, said, “This financial restructuring is a key pillar in the transformation of the Company as our operating performance has been hampered by our debt burden.  A substantial deleveraging transaction will give us access to the free cash flow we need to enable the Company to capitalize on continuing growth opportunities and solidify Anvil’s position as a leading supplier of quality activewear to the apparel industry.  We are quite satisfied with the progress we have made and believe it is a very positive development for our vendors, our customers and our company. We thank all of our customers and suppliers for their continuing support of Anvil through this process.”

This “Release” contains forward-looking statements within the meaning of, and this cautionary statement is intended to make applicable and take advantage of the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, the Company.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, and underlying assumptions and other statements which are other than statements of historical facts.  Statements contained herein are forward-looking statements and accordingly involve risks and uncertainties, including the ability to enter into definitive documentation and the ability to obtain approval of the requisite number of holders of Notes to confirm a plan of reorganization which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.  The forward-looking statements contained herein are based on various assumptions, many of which are based, in turn, upon further assumptions.  The Company’s expectations, beliefs, and projections are expressed in good faith and are believed by the Company to have a reasonable basis, but there can be no assurance that the Company’s expectation, beliefs, or projections will result or be achieved or accomplished.  In addition to the other factors discussed elsewhere herein, the following factors are important factors that, in the view of the Company, could cause actual results to differ materially from those discussed in this “Release” or any other forward-looking statement:  1. Changes in economic conditions, in particular those which affect the activewear market. 2. Changes in the availability and/or price of yarn, in particular, if increases in the price of yarn are not passed along to the Company’s customers. 3. Changes in senior management or control of the Company. 4. Inability to obtain new customers or retain existing ones. 5. Significant changes in competitive factors, including product pricing conditions, affecting the Company. 6. Government/regulatory actions and initiatives, including, those affecting financings. 7. Significant changes from expectations in actual capital expenditures and operating expenses. 8. Occurrences affecting the Company’s ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments. 9. Significant changes in rates of interest, inflation or taxes. 10. Significant changes in the Company’s relationship with its employees and the potential adverse effects if labor disputes or grievances were to occur. 11. Changes in accounting principles and/or the application of such principles to the Company.  The Company disclaims any obligations to update any forward-looking statements to reflect events or other circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

ANVIL HOLDINGS, INC.
(Registrant)

/s/	Jacob Hollander
Vice President and Secretary

Dated: August 18, 2006

Exhibit A

ANVIL HOLDINGS, INC., et al.
NON-BINDING TERM SHEET FOR PROPOSED RESTRUCTURING

The following is an outline of the principal terms and conditions of a restructuring submitted by certain individual Old Noteholders (as defined below) for Anvil Holdings, Inc. (“Holdings”), Anvil Knitwear, Inc. (“Knitwear”), and Spectratex, Inc. f/k/a Cottontops, Inc. (“Spectratex”, and together with Holdings and Knitwear, the “Company”).  This Term Sheet is subject to definitive documentation and shall become operative in accordance with the terms of, and as part of, the Support Agreement (defined below).  This Term Sheet and all related communications are for discussion and settlement purposes only and shall be deemed to be settlement negotiations and subject to Rule 408 of the Federal Rules of Evidence and any applicable state law or rule.

Treatment of Current Stakeholders

1.	Revolving Credit Facility, including all related guarantee claims against Holdings and Spectratex (Approximately $15 million)

The Company would either leave the current Revolving Credit Facility with Congress Financial Corporation in place and unimpaired, or would pay off that facility in full from the proceeds of a new working capital financing, including a new letter of credit facility (the “New Credit Facility”). The lenders under any New Credit Facility may or may not include Congress. Any New Credit Facility would be in an aggregate principal amount equal to approximately $40 million, provided that (x) no more than $25 million shall be drawn initially and/or committed in letters of credit at closing (collectively, the “Revolver Balance”) and (y) the average Revolver Balance for the 30 days immediately preceding the closing date shall not exceed approximately $20 million. It would have principal terms and conditions customary for similar financings, and the obligations thereunder would be secured and guaranteed under terms substantially similar to the security interests and guarantees now in place with respect to the current facility.

2.	Claims of the Holders of $130 million 10.875% Series B Senior Notes due 2007 (the “Old Notes” and the holders thereof, the “Old	The Old Noteholders would receive their pro rata share of:

Noteholders”), including all related guarantee claims against Holdings and Spectratex (Approximately $137 million (including accrued and unpaid interest))

OPTION ONE

(i) up to $60 million of new Senior Notes (the “New Notes”); and

(ii) 98% of the shares of the new common stock to be issued by Holdings (the “New Equity), subject to dilution based on the shares issued upon the exercise of the New Warrants (as defined below) and of any options under any new management incentive plan.

The New Notes would be publicly tradable and registered, to be issued by Knitwear and guaranteed by Holdings and Spectratex on terms substantially similar to the guarantees currently in existence with respect to the Old Notes. The New Notes would bear interest at a rate of 10.875% per annum payable in semi-annual installments, with mandatory prepayments upon certain occurrences and with maturity in 2012. Covenants and other terms as acceptable to the ad hoc committee of Old Noteholders (the “Ad Hoc Committee”).

OPTION TWO

(i) cash to be funded by new third party debt in the amount of no less than $40 million and no more than $60 million on terms acceptable to the Ad Hoc Committee; and

(ii) 98% of the shares of the New Equity, subject to dilution based on the shares issued upon the exercise of the New Warrants and of any options under any new management incentive plan.

OPTION THREE

99% of the shares of the New Equity, subject to dilution based on the shares issued upon the exercise of the New Warrants and of any options under any new management incentive plan.

The Ad Hoc Committee shall select, in their sole discretion, whether to implement Option One, Option Two or Option Three, with the understanding that in the event that new third party debt is raised that is acceptable in all respects to the Ad Hoc Committee,

Option Two will be favored. If the Company’s financial advisor, Jefferies & Company, Inc. (“Jefferies”), obtains a firm commitment letter on terms satisfactory to the Ad Hoc Committee, Jefferies shall be entitled to a reasonable fee on market terms from the Company with respect to such capital raising efforts. Jefferies shall provide to the Ad Hoc Committee any indicative term sheets or commitment letters received from potential third party lenders. In the event that the Ad Hoc Committee determines that such commitment letters or indicative term sheets are unacceptable, the Company shall not pursue any such proposal and no fee will be payable to Jefferies or any other party in connection therewith.

3.	Other Secured and Unsecured Claims

Unimpaired.

In the Ad Hoc Committee’s sole discretion, the Support Agreement shall terminate if there are any adverse variances in the Jefferies schedule of unsecured claims(1) (other than severance claims and the environmental liability related to the Company’s plant located in Asheville, North Carolina, which liability was publicly disclosed by the Company in its most recent 10-K). Notwithstanding the foregoing, no termination event will occur if the variance is due to normal seasonal fluctuations in ordinary course liabilities of the company.

4.	$64 million(2) Series B 13% Senior Exchangeable Preferred Stock of Holdings due 2009 (the “Old Preferred Stock”)

The Company would provide each of the holders of the Old Preferred Stock its pro rata share of:

(i) (X) 1% of the shares of the New Equity (subject to dilution based on the shares issued upon the exercise of the New Warrants and of any options under any new management incentive plan) in the event that Option Three above is chosen by the Ad Hoc

1.                                       The Ad Hoc Committee may retain, on reasonable terms and conditions, an advisor to assist it in reviewing, among other things, the liabilities of the Company.  The Company will pay for the reasonable fees and expenses of such advisor.

2.             As of 12/31/05, total accreted value at maturity will be approximately $93 million.

Committee or (Y) 2% of the shares of the New Equity (subject to dilution based on the shares issued upon the exercise of the New Warrants and of any options under any new management incentive plan) in the event that Option One or Option Two above is chosen by the Ad Hoc Committee; and

(ii) the “Class A Warrants”, which would enable the holders thereof to purchase up to 10% of the shares of the New Equity on the occurrence of a Monetization Event (as defined below) when the total enterprise value of the Company equals or exceeds $175 million; and

(iii) the “Class B Warrants”, which would enable the holders thereof to purchase up to 10% of the shares of the New Equity on the occurrence of a Monetization Event when the total enterprise value of the Company equals or exceeds $200 million in the aggregate.

The Class A Warrants and Class B Warrants (together, the “New Warrants”) would expire 5 years from the date of their issuance. The New Warrants would have an exercise price of $0.01 per share, and would have other terms and conditions that are customary for securities of this type.

With respect to the New Class A Warrants, a Monetization Event shall occur upon the dividend or distribution (or a series of dividends or distributions) of cash proceeds or other liquid securities to the initial holders of the New Equity on account of the New Equity in an amount equal to or more than $175 million in the aggregate.

With respect to the New Class B Warrants, a Monetization Event shall occur upon the dividend or distribution (or series of dividends or distributions) of cash proceeds or other liquid securities to the initial holders of the New Equity on account of the New Equity in an amount equal to or more than $200 million in the aggregate.

The specific terms of a Monetization Event will be set forth in warrant agreements for the New Warrants, which agreements will be negotiated between the Company and the Ad Hoc Committee in good faith.

5.	Common Equity in Holdings (the “Old Equity”)

All common equity interests of any kind in Holdings, including any options, warrants, and other agreements to acquire the same (including any arising under or in connection with any employment agreement), would be cancelled and holders of Old Equity would not be entitled to receive or retain any property or interest in property on account of the Old Equity.

Corporate Matters

1.	Board of Directors

The initial board of directors of Holdings would be comprised of 5 directors, consisting of (i) four directors to be nominated by the Ad Hoc Committee and (ii) the CEO/President of the Company (the “New Board”). The directors would serve an initial term of 4 years.

2.	Chief Restructuring Officer

Anthony Corsano will immediately be appointed Chief Restructuring Officer (“CRO”) for the Company, with oversight over all actions taken by the Company. The CRO will continue to report to the Company’s board of directors and will report to the Ad Hoc Committee on at least a weekly basis.

3.	Registration Rights Agreement	To be discussed. The Company would be required to file Forms 10-K, 10-Q and 8-K, in the discretion of the Ad Hoc Committee.

4.	Support Agreement	The parties would execute a Support Agreement on terms acceptable to the Ad Hoc Committee and the Company.

5.	Implementation

The Company will implement the restructuring contemplated herein through a prearranged chapter 11 case, to be commenced as soon as practicable, but in no event later than September 14, 2006. A prearranged chapter 11 plan (the “Plan”) and disclosure statement would be filed within one business day of the commencement of the chapter 11 case.

6.	Support Agreement and Plan

The Company and the Ad Hoc Committee will execute a Support Agreement on terms acceptable to the Ad Hoc Committee and the Company. The Support Agreement would provide for broad, complete, and mutual releases upon execution of the Support Agreement, contingent and effective upon consummation of the transaction contemplated by this Term Sheet. If the Plan is not confirmed on the terms and conditions set forth herein, the releases shall never become effective and shall be null and void, unless otherwise agreed by the parties at such time.

The Plan and all related documents must be in form approved by the Company and the Ad Hoc Committee. The provisions of this Term Sheet, the Plan and any related documents may not be modified absent consent of the Company and the Ad Hoc Committee.

The Plan will provide for broad, complete, and mutual releases of all parties in interest in the chapter 11 case and their respective predecessors and successors, current and former equity owners, directors, officers, employees, professionals, advisors, representatives, and other agents, etc. (the “Released Parties”), and assignment of causes of action and any proceeds thereof, as well as exculpations in connection with the bankruptcy cases and administering the Plan. Notwithstanding anything to the contrary contained herein, the Plan will specifically provide for broad, complete, and mutual estate releases and third-party releases in favor of the Company, the Ad Hoc Committee, and the Released parties. None of the above-described releases will operate as a waiver or release from any claim or cause of action arising out of willful misconduct or fraud. The Plan will provide that the Company will maintain and preserve corporate indemnification rights.

7.	Interim Operating Restrictions

Until the New Board is in place, the Company shall be prohibited from certain extraordinary actions, including, without limitation (i) entering into or changing any material contracts, including any employment agreements, (ii) paying any dividends to holders of Old Equity or Old Preferred Stock, (iii) making any distributions to Old Equity or Old Preferred Stock, and (iv) paying management fees; provided, however, that the Company may enter into or change material contracts (except for employment agreements) so long as any such amendment or contract is in the ordinary course of business, on an arms’ length basis, consistent with past practices, on market terms and with unaffiliated parties.

8.	Severability

No economic provision of this Term Sheet or economic aspect of the proposed restructuring can be deleted, changed or modified in any respect. No non-economic provision of this Term Sheet or non-economic aspect of the proposed restructuring can be deleted, changed or modified in any material respect; provided, however that whether a deletion, change or modification is material shall be determined solely in the reasonable discretion of the Ad Hoc Committee.

9.	Miscellaneous	All documents relating to the transactions contemplated herein shall be in form and substance satisfactory to the Company and the Ad Hoc Committee.